                                                                   EXHIBIT 10.10

                                 PROMISSORY NOTE


                                                                  April 15, 2004



THIS NOTE WAS ISSUED PURSUANT TO A CREDIT AGREEMENT, DATED AS OF THE DATE HEREOF, AS FROM TIME TO TIME AMENDED (THE "CREDIT AGREEMENT"), BETWEEN THE COMPANY (AS DEFINED BELOW) AND PAUL A. KRUGER, A RESIDENT OF THE STATE OF FLORIDA, AND IS ENTITLED TO THE BENEFITS THEREOF. ALL TERMS USED HEREIN UNLESS OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE CREDIT AGREEMENT. EACH HOLDER OF THIS NOTE WILL BE DEEMED, BY ITS ACCEPTANCE HEREOF, TO HAVE AGREED TO THE TERMS AND CONDITIONS SET FORTH IN THE CREDIT AGREEMENT.

         Boundless Motor Sports Racing, Inc., a Colorado corporation (the "Company"), for value received hereby promises to pay to Paul A. Kruger, a resident of the State of Florida, or assigns (the "Holder"), the unpaid principal balance of the Loans, with interest thereon accruing at the rate of ten percent (10%) per annum, except as otherwise may be provided herein. All payments hereunder are payable in lawful money of the United States of America at the place the Holder may designate in writing to the Company. In the event that Holder makes additional Loans to the Company, Schedule I to this Note shall be amended by Holder to reflect the date and amount of each of such Loans.

         Interest on this Note shall be computed for the actual number of days elapsed and on the basis of a year consisting of 360 days, unless the maximum legal interest rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding such maximum rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which it accrued. It is the intention of the Company and the Holder to conform strictly to applicable usury laws. It is therefore agreed that (a) the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall never exceed the maximum amount of interest, nor produce a rate in excess of the maximum contract rate of interest the Holder may charge the Company under applicable law and in regard to which the Company may not successfully assert the claim or defense of usury, and (b) if any excess interest is provided for, it shall be deemed a mistake and the same shall be refunded to the Company or credited on the unpaid principal balance hereof and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum legal contract rate and amount of interest.

         The principal, together with all accrued and unpaid interest, fees and other amounts due hereunder, shall be due and payable on the earlier of (a) July 1, 2004 or (b) the date that the Company closes on any public or private offering by the Company in which the gross proceeds from such offering are at least $3 million. The Company may prepay is Note, in whole or in part, upon thirty (30) days prior written notice to Holder.


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         If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.

         Any check, draft, money order or other instrument given in payment of all or any portion of this Note may be accepted by the Holder or any other holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Holder or any other holder hereof, except to the extent that actual cash proceeds of such instrument are unconditionally received by the Holder or any other holder hereof and applied to the indebtedness as herein provided.

         If an Event of Default as defined in the Credit Agreement occurs and is continuing, the unpaid principal of this Note may be declared or otherwise immediately become due and payable in the manner, at the price, including all costs of enforcement (including reasonable attorneys' fees) and with the effect provided in the Credit Agreement.

         Except as provided herein, the Company waives all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, notices of protest, grace, and diligence in the collection of this Note, and in filing suit hereon, and agrees that its liability for the payment hereof shall not be affected or impaired by any release or change in the security or by any extension or extensions of time of payment.

         The Company hereby agrees to pay all expenses incurred by the Holder, including reasonable attorneys' fees, all of which shall become a part of the principal hereof, if this Note is placed in the hands of an attorney for collection, or if it is collected by suit or through any probate, bankruptcy or any other legal proceedings.

         If this Note is not paid at maturity, however maturity may be brought about, all principal due on the date of such maturity shall bear interest from the date of such maturity at the maximum contract rate of interest which the Holder may charge the Company under applicable law.

         No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

         Payments of principal and interest on this Note and all costs of enforcement are secured pursuant to the terms of the Security Agreement.

         This Note and the rights and obligations of the parties hereto shall be deemed to be contracts under the laws of the State of Texas and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State, except for its rules relating to the conflict of laws.



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


         IN WITNESS WHEREOF, the Company has duly executed this Note as of the date first above written.

                                         BOUNDLESS  MOTOR SPORTS RACING, INC.



                                         By: /s/ THOMAS L. EARNSHAW
                                            ------------------------------------
                                         Title:  CFO
                                               ---------------------------------



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


                                   SCHEDULE I


Date of Loan                       Amount of Loan    Company Initials
------------                       --------------    -----------------
April 15, 2004                          $67,000          ________

May 5, 2004                             $25,000          ________



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